                                                                    Exhibit 99.1

AUDITED FINANCIAL STATEMENTS AND
SUPPLEMENTAL SCHEDULES
KeyCorp 401(k) Savings Plan
Years ended December 31, 2003 and 2002
with Report of Independent Auditors

PLAN SPONSOR AND ADMINISTRATOR
KeyCorp
127 Public Square
Cleveland, Ohio 44114-1306
(216) 689-3000

                           KeyCorp 401(k) Savings Plan

             Audited Financial Statements and Supplemental Schedules

                     Years ended December 31, 2003 and 2002

                                    CONTENTS

Report of Independent Registered Public Accounting Firm......................  1

Audited Financial Statements

Statements of Net Assets Available for Benefits..............................  2
Statements of Changes in Net Assets Available for Benefits...................  3
Notes to Financial Statements................................................  4

Supplemental Schedules

Schedule H, line 4(i) -- Schedule of Assets (Held at End of Year)...........  11
Schedule H, line 4(j) -- Schedule of Reportable Transactions................  14

            Report of Independent Registered Public Accounting Firm

Compensation and Organization Committee
KeyCorp

We have audited the accompanying statements of net assets available for benefits of the KeyCorp 401(k) Savings Plan as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the KeyCorp 401(k) Savings Plan at December 31, 2003 and 2002, and the changes in its net assets available for benefits for the years then ended, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2003, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
June 18, 2004

                           KeyCorp 401(k) Savings Plan

                 Statements of Net Assets Available for Benefits

                                                                    DECEMBER 31
                                                               2003             2002
                                                          --------------   --------------
ASSETS
Investments, at fair value:
    KeyCorp Common Stock (cost $477,250,525 and
        $456,419,980, at 2003 and 2002, respectively)     $  844,112,743   $  706,790,561
    Interest in mutual funds and collective trusts           817,309,686      564,700,760
    Loans to participants                                     38,630,986       33,546,568
                                                          --------------   --------------
Total investments                                          1,700,053,415    1,305,037,889

Receivables:
    Contributions:
        Employer                                               1,534,595        1,587,080
        Participants                                           2,050,819        2,101,977
    Interest and dividends                                       378,637          193,823
    Securities sold, not settled                                  21,407          417,838
                                                          --------------   --------------
Total receivables                                              3,985,458        4,300,718
Cash, non-interest bearing                                       178,940                -
                                                          --------------   --------------
Total assets                                               1,704,217,813    1,309,338,607

LIABILITIES
Securities purchased, not settled                              1,930,788        2,336,182
                                                          --------------   --------------
Total liabilities                                              1,930,788        2,336,182
                                                          --------------   --------------
Net assets available for benefits                         $1,702,287,025   $1,307,002,425
                                                          ==============   ==============

See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

           Statements of Changes in Net Assets Available for Benefits


                                                      YEARS ENDED DECEMBER 31
                                                      2003              2002
                                                 ---------------   ---------------
ADDITIONS TO PLAN ASSETS ATTRIBUTED TO
Investment income:
 Common stock dividends                          $    35,261,284   $    33,342,841
 Net investment income from mutual
  funds and collective trusts                          9,913,755         9,487,097
 Net realized gain and unrealized appreciation       244,468,188                 -
 Interest on participant loans                         2,296,495         2,473,794
                                                 ---------------   ---------------
                                                     291,939,722        45,303,732
Contributions:
 Employer                                             49,847,018        50,984,418
 Participants                                         67,373,744        69,877,906
                                                 ---------------   ---------------
                                                     117,220,762       120,862,324
                                                 ---------------   ---------------
Total additions                                      409,160,484       166,166,056

DEDUCTIONS FROM PLAN ASSETS ATTRIBUTED TO
Net realized loss and unrealized depreciation                  -        69,127,061
Participant withdrawals                              129,307,846       122,704,134
Administrative and other expenses                        461,475           257,095
                                                 ---------------   ---------------
Total deductions                                     129,769,321       192,088,290
                                                 ---------------   ---------------
Net increase (decrease) in net assets                279,391,163       (25,922,234)
Plan merger (note 1)                                 115,893,437                 -

Net assets available for benefits:
 Beginning of year                                 1,307,002,425     1,332,924,659
                                                 ---------------   ---------------
 End of year                                     $ 1,702,287,025   $ 1,307,002,425
                                                 ===============   ===============

See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

                          Notes to Financial Statements

                     Years ended December 31, 2003 and 2002

1. DESCRIPTION OF THE PLAN

The KeyCorp 401(k) Savings Plan (Plan) is comprised of a profit sharing plan with a cash or deferred arrangement, as authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended (Code), and an employee stock ownership plan (ESOP), as authorized under the provisions of Section 4975(e)(7) of the Code. The following description of the Plan reflects the provisions of the Plan as of December 31, 2003.

The portion of the Plan that is attributable to Participant Contributions invested in the Plan's various investment funds (other than the Plan's KeyCorp Common Stock Fund) constitutes a profit sharing plan. The portion of the plan that is attributable to Participant Contributions, Employer Contributions, Profit Sharing Contributions, After-Tax Contributions, and Rollover Contributions invested primarily in KeyCorp common shares constitutes an ESOP. The Plan is intended to be qualified under Section 401(a) of the Code and the provisions of Titles I, II, and III of the Employee Retirement Income Retirement Act of 1974, as amended (ERISA).

All regular full-time and part-time employees of KeyCorp and its participating subsidiaries (Employer) are eligible to participate in the Plan as of their first day of employment with an Employer. Seasonal and on-call employees are required to complete 1,000 hours of service prior to becoming eligible to participate in the Plan.

Participants are permitted to contribute from 1% to 16% of their compensation on a pre-tax basis to the Plan. "Compensation" for Plan purposes generally means the participant's regular earnings, including any overtime, bonuses, and incentive compensation that is paid to the Participant during the Plan Year. Participants are permitted to direct the investment of their Participant Contributions to any of the Plan's several investment funds. KeyCorp "matches" up to the first 6% of the Participant's Contributions to the Plan. KeyCorp Matching Contributions are invested in the KeyCorp Common Stock fund and are not subject to Participant investment direction until the Participant is fully vested in such Matching Contributions and the Participant attains age 55. Full vesting under the Plan occurs after the Participant's completion of three years of vesting service.

In addition, in years of favorable corporate performance, KeyCorp may contribute to the Plan a profit sharing contribution in such amount as determined by the Board of Directors.

Dividends paid on those KeyCorp common shares maintained in the ESOP, at the Participant's election, automatically may be reinvested in the Plan's Common Stock Fund or paid directly to the Participant. In 2003 and 2002, $7,971,656 and $9,500,727, respectively, of dividends were paid directly to Participants in connection with this election and are reflected in the Statement of Changes in Net Assets Available for Benefits as participant withdrawals. Dividends paid in 2002 also included a one time retroactive dividend distribution elections of $1,310,935 as authorized under the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001. For the 2003 Plan year, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing.

                           KeyCorp 401(k) Savings Plan

The Plan includes a Loan Program, which enables Plan Participants to borrow their vested Plan funds without incurring a taxable distribution from the Plan. Loans are available to Participants on a uniform and nondiscriminatory basis and are limited to a maximum loan amount of 50% of the Participant's vested Plan interest up to a maximum of $50,000.

Distribution of Participant Contributions and Matching Contributions are subject to the distribution limitations outlined in Section 401(k) of the Code (i.e., attainment of age 59 1/2, severence from employment, retirement, death or disability (subject to special grandfathered distribution provisions)). Upon termination, Participants may receive a distribution of their vested Plan balance in cash, or may elect to have their interest in the KeyCorp Stock Fund distributed in common stock of KeyCorp. Participants may leave their balance in the Plan if the balance is greater than $1,000. Upon retirement, Participants may elect to receive their Plan distribution as a lump sum payment or as a monthly installment payment.

Under the terms of the Plan, not vested, forfeited participant amounts may be used to pay Plan administrative expenses and to offset Employer Contributions to the Plan. At December 31, 2003, the Plan's investments included $779,875 of Plan forfeitures after $1,671,378 of Plan forfeitures were used to offset Employer Contributions to the Plan. At December 31, 2002, the Plan's investments included $3,332,217 of Plan forfeitures, of which $1,587,080 of Plan forfeitures were specifically identified to offset Employer Contributions to the Plan.

KeyCorp maintains the right to amend and/or terminate the Plan at any time and for any reason including but not limited to changes in applicable law. In the event that the Plan is terminated, the assets of the Plan will be distributed to the Participants based on the amounts in their respective accounts.

In 2003, retirement savings plans from five KeyCorp affiliates were merged into the Plan and all assets and liabilities of the five plans were transferred to the Plan. Effective March 1, 2003, Champion Mortgage Savings/Retirement Plan #2, Trident Financial Corporation 401(k) Profit Sharing Retirement Plan, and Essex Investment Group Inc. 401(k) Profit Sharing Plan were merged into the Plan and net assets of $9,851,820, $2,560,981, and $887,459, respectively, were transferred to the Plan. Effective April 30, 2003, McDonald Investments Inc. Retirement Savings Plan was merged into the Plan and net assets of $99,165,636 were transferred to the Plan. Effective October 1, 2003, Union Bancshares, LTD. Profit Sharing 401(k) Plan was merged into the Plan and net assets of $3,427,541 were transferred to the Plan.

                           KeyCorp 401(k) Savings Plan

2. SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Plan are maintained on the accrual basis.

INVESTMENT VALUATION

Investments are stated at aggregate fair value, which is determined based on the closing price reported on the last business day of the Plan year as follows:

      KeyCorp Common Stock -- Closing market price as quoted on the New York Stock Exchange as of December 31, 2003 and 2002.

      Mutual Funds -- Closing price as quoted per the Interactive Data Corporation (IDC) as of December 31, 2003 and per the Wall Street Journal as of December 31, 2002.

      Collective Trust Funds -- Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values received from IDC.

      Loans -- In the opinion of the Plan Administrator, the outstanding balance approximates fair value.

The change in the difference between fair value and the cost of investments is reflected in the statements of changes in net assets available for benefits as a component of either (1) net realized gain and unrealized appreciation, or (2) net realized loss and unrealized depreciation.

INVESTMENT TRANSACTIONS

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sale of KeyCorp Common Stock are based on the specific cost of investments sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale.

INVESTMENT INCOME

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           KeyCorp 401(k) Savings Plan

3. PLAN AMENDMENTS

As of June 1, 2001, the Plan was amended to provide Plan Participants with the option of electing to receive those dividends paid on shares maintained in the ESOP as either a cash payment or as a direct reinvestment into the KeyCorp Common Stock Fund, and to expand the ESOP to include Participant Pre-tax Contributions, After-Tax Contributions, and Rollover Contributions that the Participant has elected to invest in the KeyCorp Common Stock Fund. As of January 1, 2002, the Plan was amended to provide KeyCorp with the option of utilizing the safe harbor provisions of Section 401(k)(12) of the Code (Safe Harbor Provision), to increase Participant Contribution limits to up to 16% of compensation in Plan years in which the Safe Harbor Provision is utilized, and to make certain other changes in accordance with the provisions of the Economic Growth and Tax Relief Reconciliation Act, or as deemed desirable by KeyCorp. The Plan was amended and restated effective October 1, 2003 to include the foregoing prior amendments as well as to include various administrative clarifications.

4. INVESTMENTS

For the period prior to March 1, 2003, State Street Bank and Trust Company served as Plan Trustee of the ESOP. KeyBank National Association (KeyBank) served as Plan Trustee of the profit sharing component of the Plan. KeyBank is an affiliate of KeyCorp. From March 1, 2003 to the present time, Wilmington Trust Company serves as Trustee to the Plan.

Upon enrollment, Participants are required to direct the investment of their Pre-Tax Contributions into any of the various Plan investment funds. Investments must be made in 1% increments. The Plan maintains twenty-one investment funds, which include the KeyCorp Stock Fund, the BGI Money Market Fund, the BGI Equity Index Fund, KeyBank EB MaGIC Fund, the Victory Fund for Income A, the
Victory Value Fund, the Victory Balanced A Fund, the Victory Intermediate Income A Fund, the Victory Special Value A Fund, the Victory Convertible A Fund, the Victory Growth A Fund, the Victory Small Company Opportunity A Fund, the Templeton Foreign A Fund, Victory Real Estate A Fund, the MFS New Discovery A Fund, the Growth Fund of America, , the Victory Diversified Stock A Fund, the Victory Established Value A Fund, the Pimco Long-Term Government Fund, U.S., Janus Advisor Worldwide Fund, and Wilmington Prime Money Market Fund. With the exception of KeyCorp's Employer Matching Contributions that are not subject to investment diversification, Participants may reallocate their Plan funds between the Plan's various investment funds on a daily basis. Victory Capital Management, Inc. serves as the investment advisor to the Plan's various investment funds offered under the Savings Plan (other than the KeyCorp Stock Fund, BGI Money Market Fund, the BGI Equity Index Fund, the Templeton Foreign A Fund, the MFS New Discovery A Fund, the Growth Fund of America, and the Pimco Long-Term U.S. Government Fund). Victory Capital Management, Inc. is an affiliate of KeyCorp.

                           KeyCorp 401(k) Savings Plan

During the years ended December 31, 2003 and 2002, Plan's investments (including realized gains and losses on investments held for any portion of the Plan year) appreciated (depreciated) in fair market value $244,468,188 and ($69,127,061), respectively as follows:

                                                                        2003             2002
                                                                    -------------    -------------
Net appreciation (depreciation) in fair value during during year:
      Fair value as determined by quoted market price:
       KeyCorp Stock Fund                                           $ 122,446,497    $  22,637,122
       Value Fund                                                      33,915,470      (44,589,756)
       Balanced Fund                                                    7,761,788       (8,296,545)
       Intermediate Income Fund                                          (797,921)       1,873,384
       Special Value Fund                                               9,280,489       (4,598,907)
       Convertible Securities Fund                                      1,195,364         (810,228)
       Growth Fund                                                      3,813,419       (5,775,599)
       Small Company Opportunity Fund                                   3,749,401       (1,444,955)
       International Growth Fund                                         (459,447)      (1,392,385)
       EB Magic Fund                                                      772,358                -
       Established Value Fund                                           3,396,003                -
       Fund for Income                                                   (255,419)               -
       Real Estate Investment Fund                                        440,503                -
       AIM Constellation Fund                                             (83,397)        (677,865)
       Growth Fund of America                                          18,657,574       (3,349,863)
       Janus Advisor Worldwide Fund                                       898,014         (939,746)
       Diversified Stock Fund                                          14,585,017       (6,867,698)
       Pimco Long-Term US Government Fund                                 465,678          589,961
       BGI Equity Index Fund                                           18,493,374                -
       BGI Money Market Collective Trust Fund                             880,342                -
       MFS New Discovery Fund                                           1,014,121                -
       Templeton Foreign Funds                                          6,480,864                -
       Employee Benefit Equity Index Fund                              (2,181,904)     (15,483,981)
                                                                    -------------    -------------
                                                                    $ 244,468,188    ($ 69,127,061)
                                                                    =============    =============

                           KeyCorp 401(k) Savings Plan

The fair value of investments that represent 5% or more of the Plan's net assets at December 31, 2003 and 2002, are as follows:

                                             2003           2002
                                         ------------   ------------
KeyCorp Common Stock* **                 $844,112,743   $706,790,561
Victory Value Fund**                      161,124,558    135,254,954
American Growth Fund                                      89,168,387
BGI Money Market Collective Trust Fund     90,825,972     64,355,406

* Nonparticipant-directed.

** Party-in-interest.

Information about net assets and the significant components of changes in net assets related to the nonparticipant-directed investment is as follows:

                                                          DECEMBER 31
                                                     2003             2002
                                                 -------------    -------------
Net assets:
      KeyCorp Stock Fund                         $ 863,745,321    $ 728,601,237

                                                 =============    =============

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      2003
                                                                  -------------
Change in net assets:
      Contributions                                               $  59,346,925
      Dividends and interest                                         35,368,375
      Net realized and unrealized appreciation
         in fair value                                              122,446,497
      Distributions to participants                                 (89,359,675)
      Net Transfers from participant-directed
         investments                                                  7,803,437
      Administrative and other expenses                                (461,475)
                                                                  -------------
                                                                  $ 135,144,084
                                                                  =============

                           KeyCorp 401(k) Savings Plan

5. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 1, 2001, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Subsequent to this issuance of the determination letter, the Plan was amended. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan is in the process of applying for a determination letter to reflect Plan changes in effect as of October 1, 2003. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended, is qualified and the related trust is tax exempt.

Participants will not be subject to income tax for contributions made on their behalf by KeyCorp nor on any money earned by the Plan and credited to their account until the Participants withdraw all or a portion of their accumulative balance.

6. EMPLOYEE STOCK OWNERSHIP PLAN

The ESOP feature of the Plan was originally structured as a leveraged ESOP. Effective July 14, 2001, the leveraged feature of the ESOP terminated in conjunction with the Plan's final ESOP loan payment.

7. TRANSACTIONS WITH PARTIES-IN-INTEREST

Prior to March 1, 2003, the Plan maintained two trustees: State Street served as the Trustee of the KeyCorp Stock Fund, and KeyBank served as the Trustee of the various other Plan investment funds. KeyBank is an affiliate of the Plan Sponsor, KeyCorp. Effective March 1, 2003 Wilmington Trust Company became the single Trustee for the Plan. During 2003 and 2002, the Plan received $35,261,284 and $33,342,841, respectively, in KeyCorp common stock dividends. The Plan's investment funds received $11,527,041 and $10,103,482 in investment income and capital gains distributions in 2003 and 2002, respectively. Victory Capital Management Inc., an affiliate of KeyCorp, also serves as an investment advisor to many of the Plan's investment funds.

During the years ended December 31, 2003 and 2002, 837,513 and 1,546,900 shares of common stock of KeyCorp were purchased by the Plan for $19,903,340 and $40,041,354, respectively, and 57,172 and 1,713,138 shares of common stock of KeyCorp were sold by the Plan for $1,394,205 and $44,233,363, respectively.

8. RISK AND UNCERTAINTIES

The Plan invests in various investments, including KeyCorp common stock, interests in mutual funds and collective trusts, and loans to participants. These investments are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in the values of investments will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statements of net assets available for benefits.

                             Supplemental Schedules

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

                    Schedule H, line 4(i)--Schedule of Assets
                              (Held at End of Year)

                                December 31, 2003

                                        NUMBER OF
                                          SHARES/
                                         CURRENT
   DESCRIPTION OF ASSETS                PAR VALUE       COST**          VALUE
------------------------------------   ------------   ------------   ------------
KEYCORP STOCK FUND
*KeyCorp Common Stock                    28,789,657   $477,250,525   $844,112,743

Wilmington Prime Money Market            18,784,617     18,784,617     18,784,617
                                                      ------------   ------------
Total KeyCorp Stock Fund                               496,035,142    862,897,360

VALUE FUND
*Victory Value Fund                      13,283,146                   161,124,558

BALANCED FUND
*Victory Balanced Fund                    5,660,037                    66,731,835

MONEY MARKET FUND
Wilmington Prime Money Market Fund          668,405                       668,405

INTERMEDIATE INCOME FUND
*Victory Intermediate Income Fund         5,982,487                    59,585,571

STOCK INDEX FUND
*KeyBank EB MaGIC Fund                    2,391,333                    25,115,462

SPECIAL VALUE FUND
*Victory Special Value Fund               2,857,273                    42,973,391

CONVERTIBLE SECURITIES FUND
*Victory Convertible Securities Fund        746,114                     8,983,213

GROWTH FUND
*Victory Growth Fund                      1,271,543                    21,349,206

REAL ESTATE INVESTMENT FUND
*Victory Real Estate Investment Fund        298,919                     4,678,082

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

                    Schedule H, line 4(i)--Schedule of Assets
                        (Held at End of Year) (continued)

                                           NUMBER OF
                                            SHARES/                   CURRENT
       DESCRIPTION OF ASSETS               PAR VALUE      COST**       VALUE
----------------------------------------   ----------   ----------   ----------
SMALL COMPANY OPPORTUNITY FUND
*Victory Small Company Opportunity Fund       829,457                22,055,252

DIVERSIFIED FUND
*Victory Diversified Stock Fund             4,205,218                62,531,591

ESTABLISHED VALUE FUND
*Victory Established Value Fund               644,464                16,781,852

FUND FOR INCOME
*Victory Fund for Income                      402,473                 5,155,677

EQUITY INDEX FUND
BGI Equity Index Fund                       2,213,895                72,283,688

MONEY MARKET COLLECTIVE TRUST FUND
BGI Money Market Collective Trust Fund      9,000,980                90,825,972

GROWTH FUND OF AMERICA
American Growth Fund                        3,153,399                77,384,408

JANUS ADVISER WORLDWIDE FUND
Janus Adviser Worldwide Fund                  187,334                 4,943,745

PIMCO LONG-TERM U.S. GOVERNMENT FUND
Pimco Long-Term U.S. Government Fund        1,947,802                19,622,435

FOREIGN FUND
Templeton Funds Inc Class A Foreign Fund    2,599,756                27,661,403

MFS SER TRI NEW DISCOVERY FUND
MFS New Discovery A Fund                      525,689                 8,069,323

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

                    Schedule H, line 4(i)--Schedule of Assets
                        (Held at End of Year) (continued)

                                                                       NUMBER OF
                                                                        SHARES/                                    CURRENT
                      DESCRIPTION OF ASSETS                            PAR VALUE            COST**                  VALUE
---------------------------------------------------------------       ----------            ------              ---------------
Loan Fund
*Loans to participants
   (Interest rates from 5.0% to 11.50% with various maturities)                                                      38,630,986
                                                                                                                ---------------
Total assets held for investment                                                                                $ 1,700,053,415
                                                                                                                ===============

* Denotes a party-in-interest investment.

** Cost information is only required to be provided for nonparticipant-directed investments.

                           KeyCorp 401(k) Savings Plan

                        EIN: 34-6542451 Plan Number: 002

           Schedule H, line 4(j)--Schedule of Reportable Transactions

                          Year ended December 31, 2003


                                                             PURCHASE       SELLING          COST           NET
             DESCRIPTION                       UNITS          PRICE          PRICE         OF ASSET        GAIN
-----------------------------------------   ------------   ------------   ------------   ------------   ------------
CATEGORY (I)--SINGLE TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS.

PURCHASES
BGI Money Market
 3/3/2003                                     10,748,647   $107,486,475

SALES
* Victory Institutional Money Market Fund
 2/28/2003                                    90,443,497                  $ 90,443,497   $ 90,443,497   $          -

CATEGORY (III)--SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS.

BGI Equity Index Fund
 94 Purchases                                  2,637,958   $ 65,859,866
 117 Sales                                       424,065                  $ 12,069,557   $ 10,428,933   $  1,640,624

Wilmington Prime Money Market
 571 Purchases                               224,453,399   $224,453,399
 439 Sales                                   205,000,377                  $205,000,377   $205,000,377   $          -

* Victory Institutional Money Market Fund
 21 Purchases                                  7,358,954   $  7,358,954
 18 Sales                                     96,527,341                  $ 96,527,341   $ 96,527,341   $          -

The purchase price of securities acquired represented the fair value at the dates of the above transactions.

There were no category (ii) or (iv) reportable transactions during 2003.

* Denotes a party-in-interest investment.